Exhibit 99.1

Revolve Group Announces Fourth Quarter and Full Year 2020 Financial Results

Los Angeles, CA – February 24, 2021 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the fourth quarter and full year ended December 31, 2020.

“Our highly profitable fourth quarter capped a year of record net income and cash flow generation achieved despite the challenging COVID-19 backdrop,” said co-founder and co-CEO Michael Mente.  “Our 2020 results are a true testament to our team’s agility, highlighted by $57 million in net income and $74 million in operating cash flow, representing year-over-year increases of approximately 60 percent on both measures.”

“We believe REVOLVE is well positioned to benefit from the reopening of economies, which will enable our customer to finally enjoy the active social lifestyle she loves and has come to associate with REVOLVE,” said co-founder and co-CEO Mike Karanikolas. “With our cash position more than doubling during 2020 and a clean inventory position as we enter 2021, we are focused on capitalizing on the exciting opportunities ahead.”

Fourth Quarter and Full Year 2020 Financial Summary

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)
Net sales	$140,754	$147,556	(5%)	$580,649	$600,993	(3%)
Gross profit	$78,792	$78,103	1%	$305,280	$321,953	(5%)
Gross margin	56.0%	52.9%		52.6%	53.6%
Net income	$18,960	$8,405	126%	$56,790	$35,667	59%
Adjusted EBITDA (non-GAAP financial measure)	$18,746	$13,650	37%	$69,257	$55,605	25%
Net cash (used in) provided by operating activities	$(2,454)	$14,224	N/A	$73,773	$46,057	60%
Free cash flow (non-GAAP financial measure)	$(2,934)	$13,226	N/A	$71,449	$33,602	113%

Operational Metrics

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except average order value)
Active customers	1,472	1,488	(1%)	1,472	1,488	(1%)
Orders placed	1,023	1,092	(6%)	4,499	4,715	(5%)
Average order value	$256	$282	(9%)	$236	$275	(14%)

Additional Results Commentary

Q4 2020 Highlights

•	Total net sales were $140.8 million, a year-over-year (YoY) decrease of 5%.
•

Gross margin was 56.0%, a YoY increase of 305 basis points and the highest-ever gross margin reported for a fourth quarter.  Gross margin benefitted from improved inventory dynamics that contributed to a YoY increase in the percentage of net sales at full-price and a YoY decrease in the depth of markdowns, partially offset by a lower contribution from Owned Brands that is consistent with the outlook shared on recent investor conference calls.

•	Net income was $19.0 million, a YoY increase of 126%.

•	Adjusted EBITDA was $18.7 million, a YoY increase of 37%.
•	Diluted earnings per share (EPS) was $0.26, a YoY increase of 117%.
•

Net income and EPS for the fourth quarter of 2020 benefitted from a lower effective tax rate of (19.1%) that resulted in a tax benefit, primarily due to excess tax benefits realized as a result of the exercise of non-qualified stock options during the fourth quarter of 2020. This compares to an effective tax rate of 18.9% in the prior-year period.

Full Year 2020 Highlights

•	Total net sales were $580.6 million, a YoY decrease of 3%.
•	Gross margin was 52.6%, a YoY decrease of 99 basis points.
•	Net income was $56.8 million, a YoY increase of 59%.
•	Adjusted EBITDA was $69.3 million, a YoY increase of 25%.
•	Net cash generated by operating activities was $73.8 million, a YoY increase of 60%.
•	Free cash flow was $71.4 million, a YoY increase of 113%.
•

Cash and cash equivalents were $146.0 million, an increase of $80.6 million, or 123%, from $65.4 million as of December 31, 2019.  During the fourth quarter we repaid the remaining $15 million on our line of credit. As of December 31, 2020, there were no amounts outstanding on our line of credit.

Additional Net Sales Commentary

•

International net sales increased 24% YoY in Q4 2020, outperforming the domestic net sales decline of 10% YoY.  The international strength was broad based with Australia, Canada, Greater China and the Middle East each delivering strong double-digit growth in net sales.

•	REVOLVE segment net sales were $118.9 million in Q4 2020 and $500.9 million in FY 2020, a YoY decrease of 5.0% for both periods.
•	FORWARD segment net sales were $21.8 million in Q4 2020 and $79.8 million in FY 2020, a YoY decrease of 2.3% and a YoY increase of 8.1%, respectively.

Additional trend information regarding REVOLVE’s fourth quarter and full year 2020 financial results and operating metrics is available in the Q4 and Full Year 2020 Financial Highlights presentation available on REVOLVE’s investor relations website:  https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of Q4 2020

During the approximately seven weeks since December 31, 2020 (January 1, 2021 through February 21, 2021), net sales  increased by a low single-digit percentage year-over-year during the period.  The improvement in trend compared to the year-over-year decline in net sales reported for the fourth quarter of 2020 reflects continued strong growth in international markets and sequentially improved results in the U.S.

Nonetheless, the macro environment remains highly uncertain and our operations and financial results continue to be negatively influenced by COVID-19 and associated social distancing restrictions in many of our key markets.

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail.  To participate, please dial (833) 513-0541 within the United States or (778) 560-2564 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 6682938.  The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 585-8367 within the United States or (416) 621-4642 outside the United States. The replay ID is 6682938.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, operations and financial results. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; demand for our products; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our online business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2020, which we expect to file with the SEC on February 25, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Revolve Group, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: adjusted EBITDA, free cash flow and adjusted diluted EPS.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release

Definitions of our Non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other expense, net; (benefit)  provision for income taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less purchases of property and equipment. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Adjusted Diluted EPS

Adjusted diluted EPS is a non-GAAP financial measure that we calculate as diluted earnings (net loss) per share adjusted to exclude the per share impact of the issuance and repurchase of Class B common stock as part of our initial public offering.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.

Orders Placed

We define total orders placed as the total number of customer orders placed by our customers across our platform in any period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product. Average order value varies depending on the site through which we sell merchandise.

About Revolve Group, Inc.

Revolve Group, Inc. (RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted, premium lifestyle brand, and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories and beauty styles. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers, and hundreds of emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FORWARD, that leverage one platform. Through REVOLVE we offer a highly curated assortment of premium apparel and footwear, accessories and beauty products from emerging, established and owned brands.  Through FORWARD we offer a highly curated assortment of iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contact:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

or

Media:

Simone Kuhfal

simone.kuhfal@revolve.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$140,754	$147,556	$580,649	$600,993
Cost of sales	61,962	69,453	275,369	279,040
Gross profit	78,792	78,103	305,280	321,953
Operating expenses:
Fulfillment	4,021	4,499	16,471	19,413
Selling and distribution	18,793	20,895	80,496	87,706
Marketing	20,880	21,602	76,371	89,141
General and administrative	18,485	20,471	70,876	77,595
Total operating expenses	62,179	67,467	244,214	273,855
Income from operations	16,613	10,636	61,066	48,098
Other expense, net	694	278	994	931
Income before income taxes	15,919	10,358	60,072	47,167
(Benefit) provision for income taxes	(3,041)	1,953	3,282	11,500
Net income	18,960	8,405	56,790	35,667
Less: Repurchase of Class B common stock upon corporate conversion	—	—	—	(40,816)
Net income (loss) attributable to common stockholders	$18,960	$8,405	$56,790	$(5,149)
Earnings (net loss) per share of Class A and Class B common stock:
Basic	$0.27	$0.12	$0.81	$(0.09)
Diluted	$0.26	$0.12	$0.79	$(0.09)
Weighted average Class A and Class B common shares outstanding:
Basic	70,478	68,921	69,773	57,294
Diluted	72,382	71,947	72,058	57,294

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$146,013	$65,418
Accounts receivable, net	4,621	4,751
Inventory	95,272	104,257
Income taxes receivable	10,689	761
Prepaid expenses and other current assets	20,330	24,155
Total current assets	276,925	199,342
Property and equipment, net	11,211	13,517
Intangible assets, net	1,260	1,457
Goodwill	2,042	2,042
Other assets	500	642
Deferred income taxes, net	13,814	15,290
Total assets	$305,752	$232,290
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,337	$29,813
Income taxes payable	195	470
Accrued expenses	24,733	19,399
Returns reserve	25,602	35,104
Other current liabilities	15,821	16,740
Total current liabilities	105,688	101,526
Stockholders' equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 32,856,611 and 14,009,859 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.	33	14
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 38,540,095 and 55,069,124 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.	38	55
Additional paid-in capital	86,040	74,018
Retained earnings	113,953	56,677
Total stockholders' equity	200,064	130,764
Total liabilities and stockholders’ equity	$305,752	$232,290

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Operating activities:
Net income	$56,790	$35,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,827	3,952
Equity-based compensation	3,364	2,067
Deferred income taxes, net	1,476	(1,613)
Changes in operating assets and liabilities:
Accounts receivable	130	586
Inventories	8,985	(15,623)
Income taxes receivable	(9,928)	(761)
Prepaid expenses and other current assets	3,825	1,662
Other assets	142	89
Accounts payable	9,524	9,594
Income taxes payable	(275)	(447)
Accrued expenses	5,334	1,001
Returns reserve	(9,502)	5,920
Other current liabilities	(919)	3,963
Net cash provided by operating activities	73,773	46,057
Investing activities:
Purchases of property and equipment	(2,324)	(12,455)
Net cash used in investing activities	(2,324)	(12,455)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	—	57,077
Repurchase of Class B common stock upon corporate conversion	—	(40,816)
Proceeds from borrowings on line of credit	30,000	—
Repayment of borrowings on line of credit	(30,000)	—
Payment of deferred offering costs	(41)	(1,834)
Proceeds from the exercise of stock options, net	8,701	752
Net cash provided by financing activities	8,660	15,179
Effect of exchange rate changes on cash and cash equivalents	486	268
Net increase in cash and cash equivalents	80,595	49,049
Cash and cash equivalents, beginning of the year	65,418	16,369
Cash and cash equivalents, end of the year	$146,013	$65,418
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$342	$—
Income taxes, net of refund	$11,950	$14,324

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
Net sales	2020	2019	2020	2019
REVOLVE	$118,933	$125,230	$500,898	$527,251
FORWARD	21,821	22,326	79,751	73,742
Total	$140,754	$147,556	$580,649	$600,993

Gross profit
REVOLVE	$68,718	$68,951	$272,018	$292,042
FORWARD	10,074	9,152	33,262	29,911
Total	$78,792	$78,103	$305,280	$321,953

The following table lists net sales by geographic area (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
United States	$110,456	$123,188	$467,515	$502,882
Rest of the world	30,298	24,368	113,134	98,111
Total	$140,754	$147,556	$580,649	$600,993

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands, except average order value and percentages)
Gross margin	56.0%	52.9%	52.6%	53.6%
Adjusted EBITDA	$18,746	$13,650	$69,257	$55,605
Free cash flow	$(2,934)	$13,226	$71,449	$33,602
Active customers	1,472	1,488	1,472	1,488
Total orders placed	1,023	1,092	4,499	4,715
Average order value	$256	$282	$236	$275

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP adjusted EBITDA to net income for the three months and year ended December 31, 2020 and 2019 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net income	$18,960	$8,405	$56,790	$35,667
Excluding:
Other expense, net	694	278	994	931
(Benefit) provision for income taxes	(3,041)	1,953	3,282	11,500
Depreciation and amortization	1,181	1,236	4,827	3,952
Equity-based compensation	952	522	3,364	2,067
Non-routine items (1)	—	1,256	—	1,488
Adjusted EBITDA	$18,746	$13,650	$69,257	$55,605
(1)	Non-routine items in the three months and year ended December 31, 2019 primarily relate to legal settlements.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three months and year ended December 31, 2020 and 2019 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by operating activities	$(2,454)	$14,224	$73,773	$46,057
Purchases of property and equipment	(480)	(998)	(2,324)	(12,455)
Free cash flow	$(2,934)	$13,226	$71,449	$33,602

Net cash used in investing activities	$(480)	$(998)	(2,324)	(12,455)
Net cash (used in) provided by financing activities	$(10,363)	$612	8,660	15,179

A reconciliation of non-GAAP adjusted diluted EPS to diluted earnings (net loss) per share for the three months and year ended December 31, 2020 and 2019 is as follows (in dollars):

	Three Months Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
	Class A	Class B	Class B	Class B	Class A	Class B	Class B	Class B
Earnings (net loss) per share — diluted	$0.26	$0.26	$0.12	$0.12	$0.79	$0.79	$(0.09)	$(0.09)
Repurchase of Class B common stock, net	—	—	—	—	—	—	0.59	0.59
Adjusted earnings per share — diluted	$0.26	$0.26	$0.12	$0.12	$0.79	$0.79	$0.50	$0.50